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                           LOAN AND SECURITY AGREEMENT


                                 By and Between

                            Covol Technologies, Inc.

                                       and

                           Trans Pacific Stores, Ltd.


















                                  June 12, 1998


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

                                TABLE OF CONTENTS

Section                                                                     Page

1.       Loan..................................................................1

2.       Warrants..............................................................1

3.       Security Agreement..................................................  1
         3.1.     Security Interest..........................................  1
         3.2.     Collateral. ...............................................  1
         3.3.     Cash Flow From Collateral. ................................  2
         3.4.     Release of Collateral. ....................................  2
         3.5.     Remedies Upon Default......................................  2

4.       Representations, Warranties and Covenants of Borrower...............  2
         4.1.     Corporate Existence; Compliance with Law...................  2
         4.2.     Corporate Power; Authorization; Enforceable Obligations....  3
         4.3.     Environmental Laws.........................................  3
         4.4.     Priority...................................................  3

5.       Representations, Warranties, and Covenants of the Lender............  3
         5.1.     Disclosure of Information..................................  3
         5.2.     Accredited Investor........................................  3

6.       Miscellaneous.......................................................  3
         6.1.     Survival of Warranties.....................................  3
         6.2.     Successors and Assigns.....................................  4
         6.3.     Governing Law..............................................  4
         6.4.     Counterparts...............................................  4
         6.5.     Titles and Subtitles.......................................  4
         6.6.     Notices....................................................  4
         6.7.     Expenses...................................................  4
         6.8.     Amendments and Waivers.....................................  4
         6.9.     Severability...............................................  4
         6.10.    Waiver of Trial by Jury....................................  4
         6.11.    Entire Agreement...........................................  5

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                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is entered into as of the 12th day of June, 1998, by and between COVOL TECHNOLOGIES, INC., a Utah corporation, (the "the Company"), and TRANS PACIFIC STORES, LTD., a Delaware corporation ("Lender"), and evidences the obligation of Lender to loan the Company up to Four Million Dollars ($4,000,000.00), and Lender's acceptance of a Secured Draw Down Promissory Note of even date herewith (the "Note").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1 Loan. Subject to the terms and conditions of this Agreement and the Secured Draw Down Promissory Note of even date herewith (the "Note"), Lender agrees to lend, and the Company agrees to borrow, the principal amount of up to Four Million Dollars ($4,000,000) (the "Loan"), such amounts to be advanced over time, by wire transfer or check payable to the order of the Company within two
(2) business days of Lender's receipt of a draw request (a "Draw Request") in the form attached to the Note. No Draw Requests can be made by the Company after the four-month anniversary of the Note. The proceeds of the Loan shall be used for operational and other expenses of the Company.

         2 Warrants. As partial consideration for the Loan, the Company grants to Lender warrants (the "Warrants") to purchase restricted common stock of the Company at an exercise price equal to the closing bid price on the four-month anniversary of the Loan ("Trigger Date"). The number of Warrants granted will be equal to the principal amount of the Loan outstanding on the Trigger Date divided by Four Million Dollars ($4,000,000) times 100,000. For example, if the outstanding balance of the Loan is $2,000,000 on the Trigger Date, the Company will grant to Lender 50,000 Warrants ($2,000,000/$4,000,000 x 100,000 = 50,000).
If the Loan has been paid in full by the Trigger Date, the number of Warrants granted hereunder will be zero. Warrants granted, if any, may be exercised within two years of the date of issuance of such Warrants. The Warrants if unexercised will expire on the two-year anniversary of the date of issuance.

         3 Security Agreement. Payment of the Loan shall be secured to the extent described below:

                  3.1. Security Interest. the Company hereby grants to Lender a security interest in the property and the proceeds described in Section 3.2 herein to secure the Company's obligations under the Loan (the "Security Interest").

                  3.2. Collateral. The property in which the Security Interest is granted (the "Collateral") consists of the following: (i) For $2,200,000 outstanding at any time, the Collateral is a continuing interest in that certain promissory note as amended ("Promissory Note") dated August 1996, between the Company and Gerald M. Larson; and (ii) The Collateral for amounts in excess of $2,200,000 up to an additional $1,800,000 is a continuing interest in future cash flows payable to the Company pursuant

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         to the agreement  between A.T. Massey  ("Massey") and the Company dated
         December 4, 1997 for the construction, operation and sale of two 360,000 ton synthetic fuel manufacturing facilities. Upon execution of this Agreement or at the time the Massey cash flows commence, the Company shall execute and deliver to Lender any documents, notices or instruments reasonably requested by Lender to protect, evidence, give effect to or give notice of Lender's security interest, and shall pay all costs in connection therewith.

                  3.3. Cash Flow From Collateral. If there is an outstanding balance under this Agreement as of the four month anniversary of the Agreement, the Company will assign payments to be paid thereafter under the Collateral directly to Lender. Such payments will apply first to interest and then to principal.

                  3.4. Release of Collateral. Notwithstanding anything in this Agreement to the contrary, Lender will release the Promissory Note Collateral any time the Loan amount is equal to or less than $1,800,000, provided the Massey agreement continues to be held as Collateral to maintain the Loan amount at less than or equal to $1,800,000.

                  3.5. Remedies Upon Default. In the event of any Event of Default under the Note, Lender may do any one or more of the following:

                           3.5.1. Declare any indebtedness under the Loan immediately due and payable;

                           3.5.2. Enforce the security interest given in this Agreement under the provisions of the Uniform Commercial Code of the applicable state or any other equivalent law (the "Uniform Commercial Code");

                           3.5.3. Exercise any other rights and remedies of a secured party under the Uniform Commercial Code of the applicable state or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

         4 Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants, and covenants to Lender that:

                  4.1. Existence; Compliance with Law. The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite power and authority and the legal right under the laws of the state of Utah to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted;
         (iv) has all material licenses, permits, consents, or approvals from or by, and has or will have made all material filings with, and has or will have given all material notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation, and conduct; and (v) is in compliance with its articles of incorporation.

                  4.2. Power; Authorization; Enforceable Obligations. The execution, delivery, and performance by the Company of this Agreement and the Note (i) are within the Company's power under the laws of the state of Utah; (ii) have been duly authorized by all necessary or proper action under the laws of the state of Utah; (iii) are not in contravention of any provision of the Company articles of incorporation; (iv) to the Company's knowledge will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which the Company is a party or by which the Company or any of its property is bound (except such conflict, breach, termination, default, or acceleration as could not reasonably be expected to have a material adverse effect on the business of the Company); (vi) will not result in the creation or imposition of any lien upon any of the property of the Company other than those in favor of the Lender; and (vii) do not require the consent or approval of any governmental body, agency, authority or any other person. At or prior to the funding of each Draw Request, each of the documents to be delivered at such time shall have been duly executed and delivered by or on behalf of the Company, and each shall then constitute a legal, valid, and binding obligation of the Company to the extent it is a party thereto, enforceable against it in accordance with its terms, subject to the effects of laws governing creditors rights generally and general principles of equity.

                  4.3.  Environmental  Laws. All premises and facilities  owned, leased, used, or operated by the Company or, to the knowledge of any officer of the Company after a reasonable investigation, any predecessor in interest, have been, and continue to be, owned, leased, used, or operated in compliance in all material respects with all applicable environmental laws.

                  4.4. Priority. The Company has not granted a security interest in the Collateral which is on a parity or superior to the Security Interest of Lender.

         5 Representations, Warranties, and Covenants of the Lender. Lender hereby represents, and warrants that:

                  5.1. Disclosure of Information. Lender has received all the information it considers necessary or appropriate for deciding whether to grant the Loan. Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Loan.

                  5.2. Accredited Investor. Lender is an "accredited investor" within the definition set forth in Rule 501(a) under the Act.

         6        Miscellaneous.

                  6.1. Survival of Warranties. The warranties, representations, and covenants of the Company and the Lender contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the funding of any Draw Request and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Lender or the Company.

                  6.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  6.3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah without regard to choice of law principles.

                  6.4.     Counterparts.   This Agreement may be executed in one
         or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  6.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with a reputable overnight courier or with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

                  6.7.     Expenses.   Each party shall bear its own expenses in
         connection with the transactions contemplated by this Agreement.

                  6.8. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Lender.

                  6.9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  6.10. Waiver of Trial by Jury. BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE LOAN OR ANY ACT OR OMISSION WHICH EITHER PARTY ASSERTS RESULTED IN ANY LIABILITY TO BORROWER, THE LENDER OR THEIR RESPECTIVE OFFICERS,

         DIRECTORS, STOCKHOLDERS, PARTNERS, EMPLOYEES, OR AGENTS, TO THE FULL EXTENT PERMITTED BY LAW.

                  6.11. Entire Agreement. This Agreement, the Note and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Address: 3280 North Frontage Road           COVOL TECHNOLOGIES, INC.
         Lehi, Utah 84043


                                              By:      /s/Stanley M. Kimball
                                                  ------------------------------

                                              Name:       Stanley M. Kimball
                                                    ----------------------------
                                              Title:       CFO
                                                     ---------------------------

Address: 555 Zang Street, Suite 300         TRANS PACIFIC STORES, LTD.
         Lakewood, CO 80228


                                               By:      /s/John P. Hill, Jr.
                                                   -----------------------------

                                               Name:       John P. Hill, Jr.
                                                     ---------------------------
                                               Title:      President
                                                      --------------------------